EXHIBIT 32.1

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of CEC Entertainment, Inc. (the “Company”) on Form 10-Q for the quarter ended April 1, 2007 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), the undersigned certifies to his knowledge, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company as of, and for, the periods presented in the Report.

/s/ Richard M. Frank
Richard M. Frank
Chief Executive Officer
May 11, 2007

A signed original of this written statement required by Section 906 has been provided to CEC Entertainment, Inc. and will be retained by CEC Entertainment, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.